UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) August 25, 2015

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Matador Resources Company
(Exact name of registrant as specified in its charter)
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Texas	001-35410	27-4662601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 LBJ Freeway, Suite 1500, Dallas, Texas	75240
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (972) 371-5200
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 25, 2015, Matador Resources Company (the “Company”) and Ryan C. London, Executive Vice President and Head of Completions and Prospect Teams (Engineering and Geology) reached an agreement to terminate that certain employment agreement, effective January 1, 2014, between Mr. London and the Company, which termination shall cause Mr. London’s separation from the Company effective as of September 1, 2015 (the “Separation”). In connection with the Separation, the Company and Mr. London entered into a Separation Agreement and Release, dated August 31, 2015 (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. London has agreed to, among other things, a general release in favor of the Company and certain non-compete and non-solicitation provisions, in consideration for which he will receive a one-time severance payment of $225,000. The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATADOR RESOURCES COMPANY

Date: August 31, 2015	By:	/s/ Craig N. Adams
	Name:	Craig N. Adams
	Title:	Executive Vice President